FOR DIME BANCORP
----------------
Franklin L. Wright
(212) 326-6170

FOR HUDSON UNITED BANCORP
-------------------------
Kenneth T. Neilson, Chairman,             Chris McFadden
President & Chief Financial Officer       Chief Financial Officer
(201) 236-2631                            (201) 236-6144



FOR IMMEDIATE RELEASE
---------------------
March 9, 2000

                                  DIME BANCORP
                             HUDSON UNITED BANCORP

         New York, NY and Mahwah, NJ, March 9, 2000 -- Dime Bancorp (NYSE:DME) and Hudson United Bancorp (NYSE:HU) announced today that they both postponed the special meetings of their shareholders to vote on the proposed Dime/Hudson merger from March 15, 2000 to March 24, 2000, in order to provide additional time for the dissemination to shareholders of information about recent developments. Details regarding the time and place for the special meetings will be sent by Dime and Hudson to their respective shareholders.